                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
As filed with the Securities and Exchange Commission on January 25, 2001
--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                                  ONEOK, Inc.
            (Exact Name of Registrant as Specified in its charter)

           OKLAHOMA                                       73-1520922
(State or other jurisdiction of                         (IRS Employer
 incorporation or organization)                       Identification No.)

                             100 West Fifth Street
                             Tulsa, Oklahoma 74103
                                (918) 588-7000
    (Address, including Zip Code, and Telephone Number, including Area Code of Registrant's Principal Executive Offices)

        ONEOK, Inc. Stock Compensation Plan for Non-Employee Directors
                           (Full title of the Plan)


                  JIM KNEALE                           JOHN R. BARKER
        Vice President, Chief Financial                Gable & Gotwals
            Officer, and Treasurer            100 West Fifth Street, Suite 1100
             100 West Fifth Street                  Tulsa, Oklahoma  74103
             Tulsa, Oklahoma  74103                     (918) 595-4800
                (918) 588-7000

                  (Names, Addresses, including Zip Code, and
                    Telephone Numbers, including Area Code,
                            of Agents for Service)
                                _______________

                                           CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum       Proposed Maximum
 Title of Securities       Amount to be          Offering Price Per     Aggregate Offering         Amount of
  to be Registered         Registered (1)            Share (2)               Price (3)           Registration Fee
  ----------------         --------------         ------------------     ------------------      ----------------
Common stock,                 350,000                  $46.31                $16,208,500                $4,052
$0.01 par value
-----------------------------------------------------------------------------------------------------------------

Exhibits Index on Page 9.

(1) Represents the estimated maximum amount of common stock of ONEOK, Inc. (hereinafter referred to as "Common Stock") which could be acquired under the ONEOK, Inc. Stock Compensation Plan for Non-Employee Directors (hereinafter referred to as the "Plan") either directly from ONEOK, Inc. (hereinafter referred to as the "Company"), or from purchases in the open market during the years of operation of the Plan. Includes an indeterminate number of additional shares that may be issued to the number of shares transferred pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of ONEOK, Inc.'s outstanding Common Stock.

(2) Based on price of $46.31 per share of the Common Stock, the average sales price of the Common Stock published in the Wall Street Journal reports of the New York Stock Exchange Composite Transaction for January 23, 2001.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to Non-Employee Directors as specified in Rule 428(b)(1). These documents (and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement) taken together, constitute the prospectus for purpose of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

The following documents are hereby incorporated into this registration statement by reference:

(1)  The Company's Annual Report on Form 10-K for the year ended August 31,
     1999.

(2) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 31, 1999, which includes the Company's Reports on Form 10-Q for the quarterly period ended November 30, 1999, the transition period from September 1, 1999 to December 31, 1999, the quarterly period ended March 31, 2000, the quarterly period ended June 30, 2000, and the quarterly period ended September 30, 2000; and Current Reports on Form 8-K and 8-K/A dated October 14, 1999, October 21, 1999, November 8, 1999, December 15, 1999, January 7,
     2000, January 24, 2000, January 27, 2000, February 1, 2000, February 9, 2000, February 22, 2000, March 21, 2000, March 28, 2000, April 4, 2000,
     April 4, 2000, April 6, 2000, April 26, 2000, May 30, 2000, June 19, 2000,
     July 10, 2000, August 29, 2000, August 29, 2000, November 7, 2000, December 21, 2000, and January 19, 2001.

(3) The description of ONEOK, Inc.'s Common Stock, which is contained in a registration statement filed on Form S-3, dated May 12, 2000, registration number 333-36928, filed with the Commission on May 12, 2000.

(4) In addition, all documents filed subsequent to the date hereof, by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities
         -------------------------

Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

The legality of the securities which may be purchased under the Plan has been passed upon by the firm of Gable & Gotwals, 100 West Fifth Street, Suite 1100, Tulsa, Oklahoma 74103-4217, counsel for the Company.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

ONEOK, Inc. (the "Company"), as an Oklahoma corporation, is empowered by section 1031 of the Oklahoma General Corporation Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise. Article VIII of the by-laws of the Company provides that directors and officers of the Company shall be indemnified by the Company to the fullest extent permitted by Oklahoma law as now or hereafter enforced, including the advance of related expenses. In addition, indemnification agreements, the form of which has been previously approved by the shareholders of the Company, have been entered into between the Company and each of its directors and executive officers.

The certificate of incorporation of the Company provides that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which would involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) any transaction from which the director derived an improper personal benefit.

Pursuant to Article VIII of the by-laws of the Company, upon authorization and determination (1) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved;
(2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the shareholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

The indemnification agreements referred to above provide that the Company is obligated to indemnify the specified director or executive officer to the fullest extent permitted by law. The agreements provide that, upon request by a director or executive officer, the Company is obligated to advance expenses for defense of a claim made against the director or executive officer. The obligation of the Company to indemnify the director or executive officer is subject to applicable law and the determination by a "reviewing party" selected by the board of directors that the director or executive officer is entitled to indemnification. In addition, the agreements obligate the Company to indemnify the specified executive officer or director to the extent of the Company's recoveries under insurance policies regardless of whether the director or executive officer is ultimately determined to be entitled to indemnification. The agreements also provide for partial indemnification if a portion of a claim for indemnification is not allowed by the reviewing party appointed by the board of directors.

Under an insurance policy obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Additional coverage is provided to the Company for claims arising from any such conduct in connection with any purchase or sale of, or any offer to purchase or sell, securities issued by the Company. Such coverage is provided in the amount of $100,000,000, with a retained limit by the Company of $250,000. The insurance company is obligated to pay any covered loss in excess of the $250,000 retained limit and covered defense costs from the first dollar, up to the policy limit of $100,000,000. Among the policy exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Exchange Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

It is recognized that the above-summarized provisions of the Company's by-laws, the indemnification agreements and the applicable provisions of the Oklahoma General Corporation Act may be sufficiently broad to indemnify officers, directors, and controlling persons of the Company against liabilities arising under such Act.

The Company and Western Resources, Inc. ("WRI") have entered into a Registration Rights Agreement that provides for indemnification of the Company's directors, officers, employees and controlling persons, if any, in any offering or sale of shares of common stock, obtainable upon conversion of the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, against any claims (including amounts paid in settlement), or actions or proceedings in respect thereof, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus contained therein, or any document incorporated by reference therein, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by WRI or an agent or underwriter thereof expressly for use therein.

Item 7.  Exemption from Registration Claimed
         -----------------------------------
Not Applicable.

Item 8.  Exhibits
         --------

  Ex. No.                                                 Description
  -------                                                 -----------
4(a)         Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to
             Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission File No.
             333-27467)).
4(b)         Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to Exhibit
             (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).
4(c)         Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May
             31, 1998).
4(d)         By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company's
             Annual Report on Form 10-K for the year ended August 31, 1999).
4(e)         Article "Fourth" of the Certificate of Incorporation of the Company (Preferred Stock and Common
             Stock), Incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form
             S-4, as amended (Commission File No. 333-27467)).

  Ex. No.                                                 Description
  -------                                                 -----------

4(f)         Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997
             (Incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-4, as
             amended (Commission File No. 333-27467)).

4(g)         Certificate of Designation for Series C Participating Preferred Stock of the Company, filed November
             26, 1997 (incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement
             filed with the Commission on November 26, 1997).

4(h)         Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to Form 8-A, filed November
             21, 1997).

4(i)         Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust Company of
             Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company's
             Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

4(j)         Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company
             (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-4, as
             amended (Commission File No. 333-27467)).

4(k)         Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on
             Form S-4, as amended (Commission File No. 333-27467)).

(5)          Opinion of Gable & Gotwals

(23)(a)      Consent of Gable & Gotwals (See Item 5)

(23)(b)      Consent of KPMG LLP

(23)(c)      Consent of PricewaterhouseCoopers LLC

(24)         Powers of Attorney (included on the signature page hereof)

(99)         ONEOK, Inc. Stock Compensation Plan for Non-Employee Directors

Item 9.  Undertakings
         ------------
a. The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (c) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time of shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b. The undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, the latest Annual Report to Shareholders unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant of the preceding fiscal year may be delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each such employee.

   The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders or the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on the 18th day of January, 2001.

                                 ONEOK, Inc.


                                 By: /s/ David L. Kyle
                                     ----------------------------------
                                     David L. Kyle,
                                     Chairman of the Board, President and
                                     Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

Each person whose individual signature appears below hereby authorizes David L. Kyle and Jim Kneale, or either of them, as attorney-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Act of 1933, the undersigned certify that to the best of their knowledge and belief, the registrant meets all the requirements for filing on Form S-8. This registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 18th day of January, 2001.

/s/ David L. Kyle                                        /s/ Jim Kneale
-------------------------------------------------------  ---------------------------------------------------------
David L. Kyle                                            Jim Kneale
Chairman of the Board, President,                        Vice President, Chief Financial Officer,
and Chief Executive Officer, and Director                and Treasurer

                                                         /s/ Barry D. Epperson
-------------------------------------------------------  ---------------------------------------------------------
Edwyna G. Anderson                                       Barry D. Epperson
Director                                                 Vice President, Controller, and Chief
                                                         Accounting Officer

/s/ William M. Bell                                      /s/ Bert H. Mackie
-------------------------------------------------------  ---------------------------------------------------------
William M. Bell                                          Bert H. Mackie
Director                                                 Director

/s/ Douglas R. Cummings
-------------------------------------------------------  ---------------------------------------------------------
Douglas R. Cummings                                      Douglas A. Newsom
Director                                                 Director

/s/ William L. Ford                                      /s/ Gary D. Parker
-------------------------------------------------------  ---------------------------------------------------------
William L. Ford                                          Gary D. Parker
Director                                                 Director

                                                         /s/ J.D. Scott
-------------------------------------------------------  ---------------------------------------------------------
Howard R. Fricke                                         J.D. Scott
Director                                                 Director

/s/ Douglas T. Lake
-------------------------------------------------------
Douglas T. Lake
Director

                                 EXHIBIT INDEX
                                 -------------

  Ex. No.                                                 Description
  -------                                                 -----------
4(a)         Certificate of Incorporation of the Company, filed May 16, 1997 (incorporated by reference to
             Exhibit 3.1 to the Company's Registration Statement on Form S-4, as amended (Commission File No.
             333-27467)).

4(b)         Certificate of Merger of the Company, filed November 26, 1997 (incorporated by reference to Exhibit
             (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1998).

4(c)         Amended Certificate of Incorporation of the Company, filed January 16, 1998 (incorporated by reference to Exhibit (1)(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended May
             31, 1998).

4(d)         By-laws of the Company, as amended (incorporated by reference to Exhibit (3)(d) to the Company's
             Annual Report on Form 10-K for the year ended August 31, 1999).

4(e)         Article "Fourth" of the Certificate of Incorporation of the Company (Preferred Stock and Common
             Stock), (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form
             S-4, as amended (Commission File No. 333-27467)).

4(f)         Certificate of Designation for Convertible Preferred Stock of the Company filed November 26, 1997
             (Incorporated by reference from Exhibit 3.3 to the Company's Registration Statement on Form S-4, as
             amended (Commission File No. 333-27467)).

4(g)         Certificate of Designation for Series C Participating Preferred Stock of the Company, filed November
             26, 1997 (incorporated by reference to Exhibit 1 to the Company's Form 8-A Registration Statement
             filed with the Commission on November 26, 1997).

4(h)         Form of Common Stock Certificate (incorporated by reference to Exhibit 1 to Form 8-A, filed November
             21, 1997).

4(i)         Rights Agreement, dated November 26, 1997, between the Company and Liberty Bank and Trust Company of
             Oklahoma City, N.A., as Rights Agent (incorporated by reference to Exhibit 2.3 to the Company's
             Registration Statement on Form S-4, as amended (Commission File No. 333-27467)).

4(j)         Shareholder Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company
             (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-4, as
             amended (Commission File No. 333-27467)).

4(k)         Form of Registration Rights Agreement, dated November 26, 1997, between Western Resources, Inc. and the Company (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on
             Form S-4, as amended (Commission File No. 333-27467)).

(5)          Opinion of Gable & Gotwals

(23)(a)      Consent of Gable & Gotwals (See Item 5)

(23)(b)      Consent of KPMG LLP

(23)(c)      Consent of PricewaterhouseCoopers LLC

(24)         Powers of Attorney (included on the signature page hereof)

  Ex. No.                                                 Description
  -------                                                 -----------
(99)         ONEOK, Inc. Stock Compensation Plan for Non-Employee Directors